EXHIBIT 21
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                Subsidiaries of Collins & Aikman Holdings Corporation
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     Company                                                    Jurisdiction
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     Collins & Aikman Group, Inc.                               Delaware
      Builders Emporium Payroll Services, Inc.                  Delaware
      Cepco Incorporated                                        Delaware
      Collins & Aikman Corporation                              Delaware
        Ackerman Associates, Inc.                               New York
        Ack-Ti-Lining, Inc.                                     New York
        Collins & Aikman Automotive International, Inc.         Delaware
        Collins & Aikman Holdings Canada                        Canada
           WCA Canada, Inc.                                     Canada
              Imperial Wallcoverings (Canada), Inc.(1)          Canada
        Collins & Aikman Lease Co.                              Delaware
        Collins & Aikman United Kingdom, Ltd.                   United Kingdom
        Imperial Wallcoverings, Inc.                            Delaware
           Marketing Service, Inc.                              Delaware
        The Akro Corporation                                    Delaware
        Dura Acquisition Corp.                                  Delaware
           Dura Convertible Systems de Mexico, S.A. de C.V.(2)  Mexico
           (1% owned by Collins & Aikman Corporation)
        Warner Fabrics plc                                      United Kingdom
        (Owned with Wickes International Corporation)
           Harris Fabrics Limited                               United Kingdom
           Warner & Sons, Ltd.                                  United Kingdom
           (1 share owned by Warner Fabrics plc; 1 share
           owned by Warner Fabrics plc and Nicholas E. Joels,
           as joint holders)
        Collins & Aikman de Mexico, S.A. de C.V.(3)             Mexico
      Gamble Development Company                                Minnesota
      Greeff Fabrics, Inc.                                      New York
      Hopkins Realty Company                                    Minnesota
      Ole's, Inc.                                               California
        Ole's Nevada, Inc.                                      Nevada
      Simmons Universal Corporation                             Delaware
      Wickes Asset Management, Inc.                             Delaware
      Wickes Guaranteed Parts, Ltd.                             Canada
      Wickes International Corporation                          Delaware
         Design Edition Limited                                 United Kingdom
           (50% ownership with Warner Fabrics plc)
         Warner Weaving Company Limited                         United Kingdom
           (50% ownership with Warner Fabrics plc)
      Wickes Manufacturing Company                              Delaware
        Wickes Products, Inc.                                   Delaware
        Wickes ELCO Corporation                                 Delaware
        Wickes Manufacturing Services Company, Inc.             Delaware
      Wickes Realty, Inc.                                       Delaware
      Wickes Venture Capital, Inc.                              Delaware
        Sequoia Pacific Development Company                     Delaware

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               1    Formerly  Berkley  Wallcoverings,  Inc.; 24%  owned  by
                    Imperial Wallcoverings, Inc.

               2    In formation.

               3    1% owned by The Akro Corporation.  In formation.